EXHIBIT 10.18(d)

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of May 15, 2006, among CENTRAL FREIGHT LINES, INC., a Texas corporation (“Borrower”), Required Lenders under the Credit Agreement, BANK OF AMERICA, N.A., in its capacity as Agent for Lenders under the Credit Agreement (the “Agent”), and the Parent under the Credit Agreement (hereinafter defined).

Reference is made to the Amended and Restated Credit Agreement, dated as of March 24, 2005 (as amended, modified, waived, and supplemented, the “Credit Agreement”), among the Borrower, the Agent, and Lenders party thereto. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings set forth in the Credit Agreement; all Section references herein are to Sections in the Credit Agreement; and all Paragraph references herein are to Paragraphs in this Amendment.

RECITALS

A.    Borrower has requested that Required Lenders amend certain provisions of the Credit Agreement.

B.    Subject to the terms and conditions of this Amendment, Required Lenders are willing to agree to such amendments and waivers.

Accordingly, for adequate and sufficient consideration, the parties hereto agree, as follows:

Paragraph 1.   Amendments.   By execution of this Amendment, the Credit Agreement is hereby amended as follows:

1.1    Article II is amended by adding to the end thereof the following new Section 2.8 to read as follows:

“2.8     Additional Fee. On the first day of each month commencing May 1, 2006 and on the Termination Date, the Borrower agrees to pay to the Agent, for the account of the Lenders, a fee equal to $1,000 times the number of days in the immediately preceding month on which Availability is less than $5,000,000; but in no event shall the amounts payable under this Section 2.8, together with other amounts payable hereunder exceed the Maximum Rate.”

1.2    Section 3.2 is amended in its entirety to read as follows:

“3.2     Termination of Facility. The Borrower may terminate this Agreement upon at least ten (10) Business Days’ notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit, (b) the payment in full in cash of all reimbursable expenses and other Obligations, and (c) with respect to any LIBOR Revolving Loans prepaid, payment of the amounts due under Section 4.4, if any. If this Agreement is terminated at any time prior to May 15, 2007, whether pursuant to this Section or pursuant to Section 9.2, the Borrower shall pay to the Agent, for the account of the Lenders, an early termination fee equal to 1.0% of the Maximum Revolver Amount.

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1.3    Section 7.23 is hereby amended in its entirety to read as follows:

“(a)    Minimum EBITDA.  At all times from April 1, 2006 to August 26, 2006, as of the last day of each fiscal month of the Borrower set forth below, the fiscal year-to-date (fiscal year-to-date shall mean the immediately preceding fiscal months in calendar year 2006) Adjusted EBITDA of Parent and its Subsidiaries shall not be less than the amount set forth opposite each date.

Fiscal Month Ending	Minimum Year-to-Date Adjusted EBITDA
March, 2006	($5,405,000)
April, 2006	($6,819,000)
May, 2006	($7,481,000)
June, 2006	($7,495,000)
July, 2006	($6,755,000)
August, 2006	($5,603,000)

(b)     Minimum Fixed Charge Coverage Ratio. At all times from September 30, 2006, to and including May 26, 2007, as of the last day of each fiscal month of the Borrower set forth below, the Borrower will maintain a Fixed Charge Coverage Ratio for the period commencing July 29, 2006 to the date of determination for each period (“Calculation Period”) of not less than the ratio set forth opposite of such period below.

Period Ending with the Fiscal Month	Calculation Period	Minimum Fixed Charge Coverage Ratio
September, 2006	July, 2006 - September, 2006	0.85:1.00
October, 2006	July, 2006 - October, 2006	0.95:1.00
November, 2006	July, 2006 - November, 2006	0.95:1.00
December, 2006	July, 2006 - December, 2006	0.95:1.00
January, 2007	July, 2006 - January, 2007	0.95:1.00
February, 2007	July, 2006 - February, 2007	0.95:1.00
March, 2007	July, 2006 - March, 2007	0.95:1.00
April, 2007	July, 2006 - April, 2007	1:00:1.00
May, 2007	July, 2006 - May, 2007	1:00:1.00

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(c)    At all times from June 30, 2007, as of the last day of each fiscal month of Borrower set forth below, the Borrower will maintain a Fixed Charge Coverage Ratio for each period of twelve consecutive fiscal months ending as of such fiscal month of not less than the ratio set forth opposite period below:

Twelve Months Ending with the Fiscal Month	Minimum Fixed Charge Coverage Ratio
June, 2007	1:00:1.00
July, 2007	1:00:1.00
August, 2007	1:00:1.00
September, 2007	1:00:1.00
Each month thereafter	1.10:1.00

(d)    For purposes of this Section 7.23, on any date compliance hereunder is required, compliance shall be determined on such date with reference to the most recently reported monthly or quarterly financial information as the case may be.

1.4    The definition of “Borrowing Base” set forth in Annex A to the Credit Agreement shall be amended in its entirety to read as follows:

““Borrowing Base” means, at any time, an amount equal to (a) the sum of (A) up to eighty-five percent (85%) of the Net Amount of Eligible Accounts; plus (B) the sum of (i) up to eighty-five percent (85%) of the Net Orderly Liquidation Value of Eligible Rolling Stock adjusted for monthly depreciation and for any dispositions of Rolling Stock, and (ii) up to eighty-five percent (85%) of the cost of Eligible Rolling Stock acquired after the Closing Date and before the Effective Date (as defined in Second Amendment to the Amended and Restated Credit Agreement dated as of November 9, 2005 between Borrower and Required Lenders) (excluding sales tax, delivery charges or other soft costs) and adjusted for monthly depreciation, but in no event shall the sum of (i) and (ii) exceed 90% of the net book value of such Eligible Rolling Stock; minus (b) $5,000,000, minus (c) Reserves from time to time established by the Agent in its reasonable credit judgment; provided that the aggregate Revolving Loans advanced against Eligible Rolling Stock shall not exceed the Maximum Rolling Stock Loan Amount, and provided further that the aggregate Revolving Loans advanced against Eligible Unbilled Accounts shall not exceed $5,000,000. For the purposes hereof, depreciation shall be calculated based upon the average remaining life of the Eligible Rolling Stock as shown on the then most recent appraisal.”

1.5    Exhibit B, “Form of Borrowing Base Certificate” shall be amended in its entirety to read as Exhibit B attached hereto.

Paragraph 2.    Conditions.

(a)    Notwithstanding any contrary provision, this Amendment is not effective until the date (the “Effective Date”) upon which (i) the representations and warranties in this Amendment are true and correct; (ii) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement; and (iii) the Agent has received counterparts of this Amendment executed by Borrower, Parent, and Required Lenders.

(b)    Borrower shall have paid to Agent for the benefit of Lenders an amendment fee as set forth in the Fee Letter dated the date hereof among Borrower, Parent, Agent, and Lenders, in immediately available funds.

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(c)    Borrower and Parent shall deliver to Agent such other agreements, documents, instruments, opinions, certificates, and evidences as the Agent or Required Lenders may reasonably request.

Paragraph 3.    Acknowledgment and Ratification.  As a material inducement to the Agent and Lenders to execute and deliver this Amendment, Borrower and Parent (a) consent to the agreements in this Amendment and (b) agree and acknowledge that the execution, delivery, and performance of this Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of Borrower or Parent under their respective Loan Documents, which Loan Documents shall remain in full force and effect, and all Liens, guaranties, and rights thereunder are hereby ratified and confirmed and shall secure the Obligations. Notwithstanding anything to the contrary set forth in any other Loan Document and in furtherance of the acknowledgements and ratifications set forth herein, Borrower agrees that Agent may, at Borrower’s expense, at any time and from time to time, take such steps as Agent deems advisable or necessary to perfect or maintain perfection of, the liens in any and all of the Collateral.

Paragraph 4.    Representations.  As a material inducement to Lenders to execute and deliver this Amendment, Borrower and Parent represent and warrant to Lenders (with the knowledge and intent that Lenders are relying upon the same in entering into this Amendment) that as of the Effective Date and as of the date of execution of this Amendment, (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, except to the extent that (i) any of them speaks to a different specific date or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement, or (iii) any of them is waived herein and (b) no Default or Event of Default exists other than as waived herein.

Paragraph 5.    Expenses.  Borrower agrees to pay all reasonable costs, fees, and expenses paid or incurred by Agent in connection with this Amendment, including, without limitation, attorney fees of Agent in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents.

Paragraph 6.    Miscellaneous.

6.1    This Amendment is a “Loan Document” referred to in the Credit Agreement, and the provisions relating to Loan Documents in Article 13 of the Credit Agreement are incorporated in this Amendment by reference. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed, and its performance enforced, under Texas law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

6.2    The Loan Documents shall remain unchanged and in full force and effect, except as provided in this Amendment, and are hereby ratified and confirmed. On and after the Effective Date, all references to the “Credit Agreement” shall be to the Credit Agreement as herein amended. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any rights of Lenders under any Loan Document, nor constitute a waiver under any of the Loan Documents.

Paragraph 7.    ENTIRE AGREEMENT.  THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Paragraph 8.    Parties.  This Amendment binds and inures to Borrower, Parent, Agent, Lenders, and their respective successors and assigns.

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The parties hereto have executed this Amendment in multiple counterparts to be effective as of the Effective Date.

Remainder of Page Intentionally Blank.
Signature Pages to Follow.

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BANK OF AMERICA, N.A.,
as Agent and a Lender

By:	/s/ Joy L. Bartholomew
Joy L. Bartholomew
Senior Vice President

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TEXTRON FINANCIAL CORPORATION,
as a Lender

By:	/s/ Robert J. Dysart, Jr.
Name:	Robert J. Dysart, Jr.
Title:	Senior Account Executive

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BORROWER:

CENTRAL FREIGHT LINES, INC.,
a Texas corporation, as Borrower

By:	/s/ Jeff Hale
Name:	Jeff Hale
Title:	CFO

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GUARANTOR:

CENTRAL FREIGHT LINES, INC.,
a Nevada corporation, as Parent

By:	/s/ Jeff Hale
Name:	Jeff Hale
Title:	CFO

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